Exhibit 99.2

LogicMark, LLC

Financial Statements and
Independent Auditors' Report

December 31, 2015 and 2014

Miller Cooper & Co, Ltd.

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	3 - 4

FINANCIAL STATEMENTS

Balance Sheets	5 - 6

Statements of Income	7

Statements of Members' Equity	8

Statements of Cash Flows	9 - 10

Notes to Financial Statements	11 - 21

Miller Cooper & Co, Ltd.

INDEPENDENT AUDITORS' REPORT

To the Members of

LogicMark, LLC

Buffalo Grove, Illinois

Report on the Financial Statements

We have audited the accompanying financial statements of LogicMark, LLC, which comprise the balance sheets, as of December 31, 2015 and 2014, and the related statements of income, members' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

(Continued)

1751 Lake Cook Road, Suite 400, Deerfield, IL 60015 ■ Two North Riverside Plaza, Suite 900, Chicago, IL 60606 847.205.5000 ■ Fax 847.205.1400 ■ www.millercooper.com

To the Members of
LogicMark, LLC
Buffalo Grove, Illinois	(Continued)

Basis for Qualified Opinion

The Company has recorded goodwill and other intangibles as the excess of the purchase price over the fair value of the net assets acquired (see Note A.7). At acquisition, the Company did not objectively determine the fair value of goodwill and other intangibles, recording all unidentified costs of acquisition as goodwill. Absent an independent appraisal, it is possible that goodwill at December 31, 2015 and 2014 is overstated by these unidentified costs, with a corresponding understatement of amortizable intangible assets and related accumulated amortization and amortization expense. The effects of this departure from accounting principles generally accepted in the United States of America have not been determined. Generally accepted accounting principles require that the fair values of specific assets purchased be recorded as of the acquisition date. Accordingly, we are not able to satisfy ourselves as to the fairness of the recorded goodwill and other intangibles stated at $13,079,631 in the accompanying financial statements at December 31, 2015 and 2014.

Qualified Opinion

In our opinion, except for the possible effects of the matter described in the Basis for Qualified Opinion paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of LogicMark, LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

MILLER, COOPER & CO., LTD.

Certified Public Accountants

Deerfield, Illinois
February 15, 2016

Miller Cooper & Co, Ltd.

FINANCIAL STATEMENTS

Miller Cooper & Co, Ltd.

LogicMark, LLC

BALANCE SHEETS

December 31, 2015 and 2014

ASSETS	2015	2014
CURRENT ASSETS
Cash	$1,445,688	$922,037
Accounts receivable, net of allowance for doubtful accounts of $35,000 at December 31, 2015 and 2014, respectively	837,694	380,640
Inventory, less reserve for obsolescence of $30,000 at December 31, 2015 and 2014, respectively	1,368,785	862,052
Prepaid expenses and other current assets	396,019	479,050

Total current assets	4,048,186	2,643,779

PROPERTY AND EQUIPMENT	382,451	257,407
Less accumulated depreciation	213,698	138,182

	168,753	119,225
OTHER ASSETS
Tooling deposits	-	25,768
Deferred financing fees, net of accumulated amortization of $16,666 and $3,333 at December 31, 2015 and 2014, respectively	23,334	36,667
Goodwill and other intangibles	13,079,631	13,079,631

	13,102,965	13,142,066

	$17,319,904	$15,905,070

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

BALANCE SHEETS (Continued)

December 31, 2015 and 2014

LIABILITIES AND MEMBERS' EQUITY	2015	2014

CURRENT LIABILITIES
Current maturities of long-term debt	$1,484,694	$800,000
Accounts payable	191,788	353,862
Accrued expenses and other current liabilities	322,821	286,798

Total current liabilities	1,999,303	1,440,660

LONG-TERM DEBT, less current maturities	1,515,306	3,000,000

MEMBERS' EQUITY	13,805,295	11,464,410

	$17,319,904	$15,905,070

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

STATEMENTS OF INCOME

For the years ended December 31, 2015 and 2014

	2015		2014
	Amount	Percent to Net Sales	Amount	Percent to Net Sales

Net sales	$11,085,341	100.00%	$10,675,801	100.00%
Cost of goods sold	3,848,111	34.71	3,582,481	33.56

Gross profit	7,237,230	65.29	7,093,320	66.44
Operating expenses
Selling, general, and administrative	4,023,531	36.30	3,864,260	36.20
Loss due to theft (Note G)	-	-	431,705	4.04

	4,023,531	36.30	4,295,965	40.24

Operating income	3,213,699	28.99	2,797,355	26.20

Interest expense	149,204	1.35	134,783	1.26

NET INCOME	$3,064,495	27.64%	$2,662,572	24.94%

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

STATEMENTS OF MEMBERS' EQUITY
For the years ended December 31, 2015 and 2014

	2015	2014

Balance at beginning of year	$11,464,410	$11,259,588

Member distributions	(723,610)	(2,457,750)

Net income	3,064,495	2,662,572

Balance at end of year	$13,805,295	$11,464,410

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities
Net income	$3,064,495	$2,662,572
Reconciliation of net income to net cash provided by operating activities
Depreciation	75,516	67,197
Amortization	13,333	55,537
Bad debt expense	19,570	10,985
(Increase) decrease in assets
Accounts receivable	(476,624)	(18,834)
Inventory	(506,733)	(153,934)
Prepaid expenses and other current assets	83,031	(202,479)
Increase (decrease) in liabilities
Accounts payable	(162,074)	109,835
Accrued expenses and other current liabilities	36,023	78,483

Net cash provided by operating activities	2,146,537	2,609,362

Cash flows from investing activities
Purchases of property and equipment	(99,276)	(111,634)
Payments for tooling deposits	-	(25,768)

Net cash used in investing activities	(99,276)	(137,402)
Cash flows from financing activities
Borrowings of long-term debt	-	4,000,000
Payment of financing fees	-	(40,000)
Repayments of long-term debt	(800,000)	(4,205,826)
Member distributions	(723,610)	(2,457,750)

Net cash used in financing activities	(1,523,610)	(2,703,576)

NET INCREASE (DECREASE) IN CASH	523,651	(231,616)

Cash, beginning of year	922,037	1,153,653

Cash, end of year	$1,445,688	$922,037

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

STATEMENTS OF CASH FLOWS (Continued)
For the years ended December 31, 2015 and 2014

	2015	2014

Supplemental disclosure of cash flow information
Interest paid during the period	$149,204	$134,783

Supplemental disclosure of non-cash investing information
Tooling deposits applied to purchase of property and equipment	$25,768	$-

The accompanying notes are an integral part of these statements.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of Operations

LogicMark, LLC (the "Company"), a Delaware Limited Liability Company, operates as a leading designer, producer, and distributor of two-way voice and monitored personal emergency response systems. The Company primarily markets through medical providers, home healthcare retailers and personal security markets and operates from various locations throughout the United States.

2.	Revenue Recognition

The Company recognizes revenue upon shipment of products.

3.	Accounts Receivable and Bad Debts

Accounts receivable are uncollateralized customer obligations due under normal trade terms, generally requiring payment within thirty days from the invoice date. Certain significant customers utilize extended terms requiring payment within seventy-five days from the invoice date. Interest is not accrued on outstanding balances.

Accounts receivable are stated at the amounts billed to the customers. Customer account balances with outstanding invoices more than thirty days past due are considered delinquent, and those customers are reviewed before additional orders can be delivered.

Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed the invoice terms and, based on an assessment of creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

4.	Inventory

Inventory is stated at the lower of cost (determined by the first-in, first-out method) or market, and primarily consists of finished goods.

5.	Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives. The estimated useful lives of all property and equipment at December 31, 2015 is three years.

6.	Deferred Financing Fees

Financing fees, totaling $40,000 at each of December 31, 2015 and 2014, respectively, are amortized on a straight-line basis over the life of the related debt agreements. During 2014 the Company wrote off $39,192 of unamortized financing fees and capitalized $40,000 of financing fees paid as its term loan was refinanced (Note C). Amortization expense, including the write off of unamortized financing fees, during 2015 and 2014 was $13,333 and $55,537, respectively. Estimated amortization expense for future years ending December 31 is as follows:

2016	$13,333
2017	10,001

$23,334

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

7.	Goodwill and Other Intangibles

Goodwill and other intangibles represents the excess of the purchase price and related costs over the fair value of net assets acquired. Goodwill and other intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually, or if certain circumstances indicate a possible impairment may exist. The Company assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines that this is the case, then the Company evaluates the recoverability of goodwill and indefinite-lived intangible assets using a two-step impairment test approach at the reporting unit level. In the first step, the fair value for the reporting unit is compared to its book value including goodwill. If the fair value of the reporting unit is less than the book value, a second step is performed which compares the implied fair value of the reporting unit's goodwill to the book value of the goodwill.

The fair value of the goodwill and other intangibles is determined based on the difference between the fair values of the reporting units and the net fair values of the identifiable assets and liabilities of such reporting units. If the fair value of the goodwill is less than the book value, the difference is recognized as an impairment. The Company has assessed qualitative factors and has determined that it is not more likely than not that the fair value of any reporting units is less than its respective carrying amount.

Current accounting standards require that intangible assets with finite lives be amortized over their respective estimated useful lives to the estimated residual values and reviewed for impairment. At acquisition, the Company did not objectively determine the fair value of goodwill and other intangibles, recording all unidentified costs of acquisition as goodwill. Absent an independent appraisal, it is possible that goodwill at December 31, 2015 and 2014 is overstated by these unidentified costs, with a corresponding understatement of amortizable intangible assets and related accumulated amortization and amortization expense. The effects of this departure from accounting principles generally accepted in the United States of America have not been determined. Generally accepted accounting principles require that the fair values of specific assets purchased be recorded as of the acquisition date.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

8.	Shipping and Handling

Shipping and handling income billed to customers is included in sales and the related costs are classified as cost of goods sold.

9.	Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2015 and 2014 was approximately $104,000 and $165,000 respectively, and are included in operating expenses.

10.	Research and Development

The Company expenses research and development costs as they are incurred. Research and development expense for the years ended December 31, 2015 and 2014 was approximately $414,000 and $246,000, respectively, and is included in operating expenses.

11.	Income Taxes

The Company is formed as a limited liability company and is treated as a partnership for federal and state income tax purposes. Income (or loss) is allocated to members in accordance with the terms of the Company's operating agreement and is included in the members' income tax returns. Therefore, no liability or provision for income taxes is included in the financial statements. The Company is subject to certain state taxes.

Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2015 and 2014, there are no uncertain positions taken or expected to be taken that would require recognition of a liability in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

12.	Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

13.	Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, accrued expenses and other current liabilities, and short-term borrowings, approximates fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed interest rates are based on current rates offered to the Company for debt with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these financial statements.

14.	Personal Assets and Liabilities and Allocations to Members

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligations for an income tax liability.

Allocations of income (or loss) and cash distributions to the members are based on the provisions of the Limited Liability Company Agreement of LogicMark, LLC.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

15.	Limitations of Liability

The Company is organized pursuant to the Delaware Limited Liability Company Act, which limits the liability of the individual members. In a limited liability company, each member's liability is generally limited, except for individual member guarantees of Company obligations, to the capital invested. The term of existence commenced on the date of the filings and shall continue until the Company dissolves and its affairs wound up in accordance with the Act and the respective Limited Liability Company Agreement.

NOTE B - NOTE PAYABLE - BANK

The Company has a revolving line of credit agreement with a bank, subject to a borrowing base limit, with availability up to the lesser of $500,000 or the sum of 80% of eligible accounts receivable and 40% of eligible inventory, that expires on October 9, 2017. Interest is payable monthly at the Company's option of the prime rate (3.50% at December 31, 2015) plus an applicable margin, or the daily floating London InterBank Offered Rate (LIBOR) (0.43% at December 31, 2015) plus an applicable margin. The applicable margin is based on the Company's total funded debt leverage ratio. There were no outstanding borrowings under the agreement at December 31, 2015 and 2014. The line is collateralized by substantially all of the assets of the Company, is guaranteed by the majority member, and contains restrictive covenants relating to the Company's financial position and operations.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE C - LONG-TERM DEBT

Long-term debt at December 31st consists of the following:

	2015	2014
$4,000,000 term note with a bank, expiring in October 2017. The note requires principal payments in monthly installments of $66,667, plus additional annual principal payments based upon a percentage of excess cash flows, as defined in the credit agreement, applied in the inverse order of maturity. Based upon the results of operations for the year ended December 31, 2015, additional principal payments of $684,694 are required to be made during 2016. Interest is payable monthly at the Company's option of the prime rate (3.50% at December 31, 2015) plus an applicable margin, or the daily floating London InterBank Offered Rate (LIBOR) (0.43% at December 31, 2015) plus an applicable margin. The applicable margin is based on the Company's total funded debt leverage ratio. The note is collateralized by substantially all of the assets of the Company, is  guaranteed by the majority member, and contains restrictive covenants relating to the Company's financial position and  operations.
	$3,000,000	$3,800,000

Less current maturities	1,484,694	800,000

	$1,515,306	$3,000,000

Future debt maturities for the years ending December 31 are as follows:

2016	$1,484,694
2017	1,515,306

	$3,000,000

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE D - RELATED-PARTY TRANSACTIONS

Pursuant to the Limited Liability Company Agreement of LogicMark, LLC, the Company pays management fees to the majority member that is equal to the greater of $150,000 or 5% of the Company's EBITDA for its immediately preceding fiscal year. The fee is to be paid in advance in equal monthly installments. Management fees for the years ended December 31, 2015 and 2014 totaled $155,718 and $150,000, respectively.

From time to time, the Company advances funds to a party related through common ownership and from which it leases office and warehouse space (see Note E) and has common executives. The advances are noninterest-bearing and are for lease expense and the Company's proportionate share of executive compensation paid by the related party to be incurred during a future period. At December 31, 2014 $88,000 remained outstanding and is included as part of prepaid expenses and other current assets in these financial statements. There is no outstanding advance at December 31, 2015.

NOTE E - COMMITMENTS AND CONTINGENCIES

1.	Lease Commitments

The Company leases office space in Minnesota, from a non-related party, under a noncancelable operating lease expiring in February 2018. The lease requires the Company to pay minimum monthly rents of $504, plus additional costs, such as real estate taxes and certain operating expenses, as defined in the lease agreement. The Company also leases office equipment, from a non-related party, under a noncancelable operating lease expiring in March 2017, that requires monthly rents of $1,335. Total rent expense under the agreements was approximately $31,000 and $29,000 for the years ended December 31, 2015 and 2014, respectively.

The Company maintains a lease agreement with an entity related through common ownership for office and warehouse space in Kentucky that expires on December 31, 2016. The lease requires the Company to pay monthly rents of $5,000 plus $3,875 per month for additional costs, such as real estate taxes and certain operating expenses, as defined in the lease agreement. Total expense under the agreement was $106,500 for each of the years ended December 31, 2015 and 2014, respectively.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE E - COMMITMENTS AND CONTINGENCIES (Continued)

1.	Lease Commitments (Continued)

Future minimum lease payments as of December 31 are as follows:

	Related Party	Non-Related Parties	Total

2016	$106,500	$22,509	$129,009
2017	-	10,817	10,817
2018	-	1,143	1,143

	$106,500	$34,469	$140,969

2.	Purchase Commitments

At December 31, 2015 the Company had outstanding purchase commitments, approximating $1,384,000 for inventory that is to be received subsequent to year-end. The purchase commitments required deposits of approximately $371,000 at December 31, 2015 that are reflected as a component of prepaid expenses and other current assets in these financial statements.

3.	Employment Contracts

The Company entered into employment agreements with two key officers, that will continue until terminated as defined in the agreement. The agreements provide for annual benefits and reimbursement of certain expenses for each officer. The agreements also provide for an annual bonus equal to 5% of the amount by which the Company's earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds a benchmark, as defined in the agreement. For the year ended December 31, 2015, the Company accrued a bonus of approximately $38,000 under the agreements. For the year ended December 31, 2014, the Company's EBITDA did not meet the benchmark; therefore, an annual bonus was not paid or accrued for.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE F - CONCENTRATIONS OF RISK

1.	Uninsured Cash

The Company maintains its cash balances at one financial institution located in Illinois. These balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits.

2.	Significant Vendors

Purchases from three vendors approximated $3,620,000 for the year ended December 31, 2015. Purchases from two vendors approximated $2,525,000 for the year ended December 31, 2014. The amount deposited with these vendors was approximately $371,000 and $391,000 at December 31, 2015 and 2014, respectively. The amount owed to these vendors was approximately $76,000 and $239,000 at December 31, 2015 and 2014, respectively.

3.	Litigation

During the ordinary course of the Company's business, it is subject to various claims and formal litigation. Management is not aware of any significant claims or litigation that would have an adverse effect on the Company's financial position, results of operations, or cash flows.

NOTE G - LOSS DUE TO THEFT

During 2014, the Company incurred a loss due to theft totaling $431,705, as a result of the compromise of a significant vendor's IT system during which an individual was able to view customer information and intercept e-mails. As a result, the individual was able to gain an understanding of the Company's transactions with the vendor and entice the Company to remit payments on outstanding balances to their bank accounts. Upon identification of the theft, the Company reported the fraud to the appropriate agencies and filed an insurance claim. Proceeds from the insurance claims were insignificant.

Miller Cooper & Co, Ltd.

LogicMark, LLC

NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

NOTE H - SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 15, 2016, the date that these financial statements were available to be issued. Management has determined that no events or transactions, have occurred subsequent to the balance sheet date that require disclosure in the consolidated financial statements.

 Miller Cooper & Co, Ltd.